Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 27, 2023, relating to the consolidated financial statements of Prospect Floating Rate and Alternative Income Fund, Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2023.

We also consent to the references to our firm under the captions “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Prospectus of such Registration Statement.

/s/ BDO USA, P.C.

BDO USA, P.C.
New York, New York
January 23, 2024
BDO USA refers to BDO USA, P.C., a Virginia professional corporation, also doing business in certain jurisdictions with an alternative identifying abbreviation, such as Corp. or P.S.C.

BDO USA, P.C. is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.